Exhibit 10.2

PURCHASE AND SALE AGREEMENT

TANGLEWOOD COMMONS SHOPPING CENTER

THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (the “First Amendment”), made and entered into this 7th day of April, 2005, by and between FUND VI, FUND VII and FUND VIII ASSOCIATES, a Georgia general partnership (“Seller”) and TANGLEWOOD INVESTORS, LLC, a North Carolina limited liability company (“Purchaser”).

WITNESSETH:

WHEREAS, the Seller and Purchaser have entered into that certain Purchase and Sale Agreement dated March 24, 2005, as it may now or hereafter be properly amended (the “Agreement”); and

WHEREAS, the parties hereto desire to amend the Agreement as hereinafter set forth.

NOW, THEREFORE, for and in consideration of the foregoing premises, the mutual covenants and agreements set forth herein, and other good and valuable consideration, all of which each party respectively agrees constitutes sufficient consideration received at or before the execution hereof, the parties hereto do hereby agree as follows:

1. Ratification of the Purchase Agreement. Except as specifically amended hereby, the Agreement shall continue in full force and effect according to its terms. The parties hereto, by their execution hereof, do hereby ratify, affirm and agree to continue to be bound by the Agreement, as amended, nothing herein being deemed a waiver of strict compliance with the terms thereof.

2. Prudential Lease Amendment. Seller and Purchaser recognize and agree that the Inspection Period shall expire on April 7, 2006. Purchaser has completed its inspection of the Property, is satisfied with the results thereof and shall deposit the Additional Earnest Money with Escrow Agent on or before April 6, 2006. Notwithstanding the foregoing, Seller shall deliver to Purchaser, on or before April 11, 2006 (the “Lease Amendment Date”), (a) a fully executed First Amendment to Lease between Preferred Carolinas Realty, Inc. d/b/a/ Prudential Carolinas Realty (“Prudential”) and Seller, providing for the renewal of Prudential’s existing lease and the expansion into the 1,400 square feet located adjacent to Prudential’s existing suite at a rental rate of $17.00 per square foot for such expansion space (the “Prudential Lease Amendment”), and (b) a fully executed First Amendment to Lease between Wilson Communications (“WC”) and Seller, providing for the relocation of WC’s existing space to the approximately 1,050 square foot space previously occupied by Merle Norman at a rental rate of $17.50 per square foot (the “WC Lease Amendment”). In the event Seller is not able to provide Purchaser both a fully executed Prudential Lease Amendment and a fully executed WC Lease Amendment, on or before the Lease Amendment Date, Purchaser may terminate the Agreement by providing Seller with written notification of such election. If Purchaser so elects to terminate the Agreement pursuant to this First Amendment, Escrow Agent shall pay the Earnest Money to Purchaser, whereupon, except for those provisions of the Agreement which by their express terms survive the termination of the Agreement, no party hereto shall have any other or further rights or obligations under the Agreement.

3. Consent Judgment. Seller and Purchaser recognize and agree that the Property is restricted by a Consent Judgment recorded in Book 1810, Page 3253, Forsyth County Registry (the “Consent Judgment”). The Consent Judgment limits the amount of impervious surface that can be development on the Property to eighty-five percent (85%) of the tract subject to the Consent Judgment. It is the intent of Seller and Purchaser that future development of the Property and the Seller Retained Parcels (as hereinafter defined) be restricted such that each parcel of land within the Tanglewood Commons Shopping Center complies with the Consent Judgment. Purchaser agrees to comply with the Consent Judgment and to restrict the future development and expansion of the Property so that in the aggregate no more than eighty five percent (85%) of the Property is developed with impervious surface. In no event shall any vacant land retained by Seller and located adjacent to the Property (each a “Seller Retained Parcel” and collectively the “Seller Retained Parcels”) be used to calculate the percentage of impervious surface developed on any parcel within the Property. Seller agrees to comply with the Consent Judgment and to restrict the future development of the Seller’s Retained Parcels so that no more than eighty five percent (85%) of each Seller’s Retained Parcel is developed with impervious surface. The terms of this Section 4 shall survive the Closing and the restrictions shall be included in the Warranty Deed delivered to Purchaser at Closing.

4. Counterpart Execution. This First Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one instrument. Further, a facsimile signature of either party on any counterpart may be relied upon as an original signature.

IN WITNESS WHEREOF, the parties hereto have duly signed, sealed and delivered this First Amendment effective on the day and year first above written.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

SELLER:

FUND VI, FUND VII AND FUND VIII ASSOCIATES, a Georgia general partnership

By: WELLS REAL ESTATE FUND VI, L.P., a Georgia limited partnership, its general partner

By: Wells Capital, Inc., a Georgia corporation, its general partner

By:
Print Name:
Title:

PURCHASER

TANGLEWOOD INVESTORS, LLC, a North Carolina limited liability company

By: Purser Tanglewood LLC, a North Carolina limited liability company, its manager

By:
Print Name: Daniel L. Leatherwood
Title: Manager

3